UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:	Results of Operation and Financial Condition.

(a) On March 30, 2007, Cybex International, Inc. issued a press release reporting revisions to its previously announced financial results for the year ended December 31, 2006 and quarter ended September 30, 2006. A copy of that press release is attached hereto as Exhibit 99.1.

Item 4.02:	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 30, 2007, management of Cybex International, Inc. (“Cybex” or the “Company”) recommended and the Audit Committee of its Board of Directors determined that the consolidated financial statements included within the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Third Quarter 10-Q”) should not be relied upon as a result of the accounting treatment applied by the Company in connection with an interest rate swap agreement entered into on June 29, 2006. The consolidated financial statements in the Third Quarter 10-Q failed to include the change in the fair value of this interest rate swap agreement, and accordingly failed to record a pre-tax charge of $506,000 as additional interest expense. The impact of the required adjustment to reflect this accounting treatment was to decrease reported net income for the quarter by $314,000 and to decrease reported basic and diluted net income per share by $.02. After such adjustment, net income per share for the quarter was $503,000, and basic net income per share and diluted net income per share were $.03 per share. Financial information for the quarter ended September 30, 2006, as restated, can be found in Note 14 to the Company’s consolidated financial statements included in the Company’s Annual Report on 10-K for the year ended December 31, 2006 (the “2006 10-K”). In addition, Cybex is revising the financial results for the year ended December 31, 2006 which were previously reported in a February 15, 2007 press release (see Item 2.02 herein and the 2006 10-K).

The interest rate swap was entered into in order to hedge the floating rate mortgage loan that will be advanced upon acquisition of the Company’s new manufacturing facility in Owatonna, Minnesota, expected to occur in mid-2007. At the time of entering into the interest rate swap, the Company determined that the swap qualified for hedge accounting in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), as amended. The Company has now determined that under SFAS No. 133, the swap does not qualify for hedge accounting and that the change in the fair value of the swap is required to be included as a component of interest expense resulting in either a non-cash charge or income based on the change in market value of the swap each quarter.

The Audit Committee has discussed with the Company’s independent accountants the matters disclosed in this Item 4.02(a).

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1    Press Release dated March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2007

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer